Exhibit 5.2

[Letterhead of L-3 Communications Corporation]

November 22, 2011
L-3 Communications Corporation
600 Third Avenue, 34th Floor
New York, NY 10016
Ladies and Gentlemen:
     I am General Counsel of L-3 Communications Corporation, a Delaware corporation (the “Company”) and each of the subsidiaries of the Company named on Schedule I attached hereto (each, a “Non-Delaware Guarantor”).
     I have examined the Registration Statement on Form S-3 (File No. 333-165756) filed by the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act; the Company’s prospectus dated March 29, 2010, as supplemented by the prospectus supplement dated November 17, 2011, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture (including the guarantees set forth therein (the “Guarantees”)) dated as of May 21, 2010, as supplemented by the third supplemental indenture dated as of November 22, 2011, in each case among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the issuance of $500,000,000 aggregate principal amount of 3.95% Senior Notes due 2016 (the “Notes”) issued by the Company and the Guarantors pursuant to the Underwriting Agreement dated November 17, 2011 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named on Schedule A to the Underwriting Agreement; duplicates of the global note representing the Notes; and the Underwriting Agreement. In addition, I have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth.
     In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Guarantees have been duly authorized, executed and delivered by the Non-Delaware Guarantors.
     My opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company.

Very truly yours,
/s/ Steven M. Post
Steven M. Post

SCHEDULE I
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 G.A. International, Inc., a Florida corporation
L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Titan Facilities, Inc., a Virginia corporation

SCHEDULE II
Delaware Guarantors
Broadcast Sports Inc., a Delaware corporation
International Resources Group Ltd., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Cyterra Corporation, a Delaware corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Germany Holdings, LLC, a Delaware limited liability company
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Shared Services, LLC, a Delaware limited liability corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L-3 Services, Inc., a Delaware corporation
Lincom Wireless, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
Non-Delaware Guarantors
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 G.A. International, Inc., a Florida corporation

L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Titan Facilities, Inc., a Virginia corporation